EXHIBIT 99.1

SUNCOAST BANCORP, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 11, 2006

The undersigned hereby appoints and constitutes Larry Berberich and Henry E. Black, M.D., or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote all shares of common stock of SunCoast Bancorp, Inc. (“SunCoast”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. on July 11, 2006 and at any adjournments thereof, for the following purpose and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

PROPOSAL: To approve and adopt the agreement and plan of merger between NBC Capital Corporation (“NBC”) and SunCoast, dated March 16, 2006, pursuant to which NBC will acquire SunCoast through the merger of SunCoast with and into NBC:

☐ FOR                             ☐ AGAINST                             ☐ ABSTAIN

THE BOARD OF DIRECTORS OF SUNCOAST RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this Proxy will be voted “FOR” the proposal and all other matters that are properly brought before the Meeting. This Proxy should be marked, dated, and signed exactly as your name appears on your stock certificates, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. In the case of joint tenants, each joint owner must sign. The undersigned hereby acknowledges receipt of Notice of Special Meeting of Shareholders and the related proxy statement/prospectus from SunCoast prior to the execution of this Proxy.

Dated , 2006	Print Name(s):

Signature(s):